Exhibit 23.1

KPMG LLP

BNY Mellon Center

Suite 3400

500 Grant Street

Pittsburgh, PA 15219-2598

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 25, 2026, with respect to the consolidated financial statements of Northwest Bancshares, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Pittsburgh, Pennsylvania
March 2, 2026